LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

       Know all by these presents that the undersigned
hereby makes, constitutes and appoints each of Richard P.
Shea and Michael Flanagan, signing singly and each acting individually, as the undersigned's true and lawful attorney-in-fact with full power and authority as hereinafter described to:
       (1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a director of Momenta Pharmaceuticals, Inc. (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and
the rules thereunder (the "Exchange Act");
       (2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to prepare, complete and execute any such
Form 3, 4, or 5, prepare, complete and execute any
amendment or amendments thereto, and timely deliver and
file such form with the United States Securities and
Exchange Commission and any stock exchange or similar
authority;
       (3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves
and ratifies any such release of information; and
       (4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or could do
if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity
at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.  The undersigned
acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the
requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's
holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this __ day
of September 2008.
/s/
Signature

James Sulat
Print Name



\\\DC - 57385/2 - #1301253 v1




\\\DC - 57385/2 - #1301253 v1